As filed with the Securities and Exchange Commission on July 23, 1999.
                                            Registration No. 333-____

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549
                       --------------------
                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                       --------------------
                        CASTLE & COOKE, INC.
     (Exact name of registrant as specified in its charter)
                       --------------------
      Hawaii                                   77-0412800
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)            Identification No.)


                   10900 Wilshire Boulevard
                 Los Angeles, California  90024
            (Address of principal executive offices)

                      Castle & Cooke, Inc.
      Amended and Restated 1995 Stock Option and Award Plan
                    (Full title of the plan)

                      Castle & Cooke, Inc.
                    10900 Wilshire Boulevard
                 Los Angeles, California  90024
                         (310) 208-3636
  (Name, address, and telephone number, including area code, of agent for service)
                       ___________________

                            Copy To:
                      Diana L. Walker, Esq.
                      O'Melveny & Myers LLP
                      400 South Hope Street
               Los Angeles, California  90071-2889


                CALCULATION  OF REGISTRATION  FEE
============================================================================
                                  Proposed     Proposed
                                  maximum      maximum
Title of           Amount         offering     aggregate       Amount of
Securities         to be          price        offering        registration
to be registered   registered     per unit     price           fee
----------------------------------------------------------------------------
Common Stock,      1,000,000      $15.94<2>    $15,937,500<2>  $4,430.63<2>
no par value       shares<1>

============================================================================

<1>   This Registration Statement covers, in addition to the
      number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

<2>   Pursuant to Rule 457(h), the maximum offering price, per
      share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal on July 20, 1999, a date within five business days prior to the filing of this Registration Statement.

The Exhibit Index included in this Registration Statement follows the signature page.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in
Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act of 1933. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

          The following documents of Castle & Cooke, Inc. (the
"Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1998;

          (b) Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to above;

          (c)  Company's Registration Statement No. 333-502 on
     Form S-8, as filed with the Commission on January 19, 1996, relating to the Company's 1995 Stock Option and Award Plan;
     and

          (d) the description of the Company's Common Stock contained in its Registration Statement filed on Form 10 dated October 17, 1995, as amended December 1, 1995 and December 14, 1995 (reg. No. 1-14020), and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 8.  Exhibits

        See the attached Exhibit Index.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 22, 1999.

                              CASTLE & COOKE, INC.


                              By:    /s/  David H. Murdock
                                     ----------------------------
                                          David H. Murdock
                                          Chairman of the Board and
                                          Chief Executive Officer

                        POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Roberta Wieman and Kevin R. Shaney his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



     Signature                       Title                          Date
     ---------                       -----                          ----

  /s/  David H. Murdock         Chairman of the Board           July 22, 1999
---------------------------     Chief Executive Officer
    David H. Murdock            and Director (Director and
                                principal executive officer)

  /s/  Edward C. Roohan         Vice President, Treasurer       July 22, 1999
---------------------------     and Chief Financial Officer
    Edward C. Roohan            (Principal financial officer)


  /s/ Scott J. Blechman         Vice President and Corporate    July 22, 1999
---------------------------     Controller (Principal
    Scott J. Blechman           accounting officer)

  /s/ Patrick J. Birmingham     Director                        July 22, 1999
---------------------------
    Patrick J. Birmingham


  /s/ Wallace S. Miyahira       Director                        July 22, 1999
---------------------------
    Wallace S. Miyahira

  /s/ Lynn Scott Safrit         Director                        July 22, 1999
----------------------------
    Lynne Scott Safrit


                          EXHIBIT INDEX


Exhibit
Number                   Description
---------                -----------

4.1 Castle & Cooke, Inc. Amended and Restated 1995 Stock Option and Award Plan (filed as Exhibit 10.2 to the Company's Annual Report on Form 10-K filed with the SEC on March 25, 1999 and incorporated herein by reference).

5.        Opinion of Goodsill Anderson Quinn & Stifel dated
          July 23, 1999 regarding the legality of the Common
          Stock to be issued.

23.1      Consent of Independent Public Accountants (Arthur
          Andersen LLP), dated July 22, 1999.

23.2 Consent of Goodsill Anderson Quinn & Stifel (included in Exhibit 5).

24.1      Powers of Attorney (included in this Registration
          Statement under "Signatures").